UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): June 7, 2017

PRIMERICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34680	27-1204330
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Primerica Parkway Duluth, Georgia 30099
(Address of Principal Executive Offices)

(770) 381-1000
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.

(d)Election of Directors

On June 7, 2017, the Board of Directors elected Senator C. Saxby Chambliss as a member of the Board of Directors of Primerica for a term expiring at Primerica’s 2018 annual meeting of stockholders.  Senator Chambliss has been appointed to the Corporate Governance Committee of the Board of Directors.

Senator Chambliss has been a partner with the law firm of DLA Piper since January 2015, where he is a member of the firm’s government relations and cybersecurity teams.  Prior to that, he served as a U.S. Senator for Georgia from 2003 to 2015 and a U.S. Representative for Georgia from 1995 to 2003.  During his tenure in the Senate, he served on the Senate Select Committee on Intelligence, where he was vice chairman from 2011 to 2014.  While serving in that role, Senator Chambliss advocated for improved information sharing and human intelligence-gathering capabilities, and he is one of the leading congressional experts on those issues.  Senator Chambliss is also a legal expert with respect to cybersecurity matters.  In addition to his work on national security issues, he was the leader of a core group of Senators tasked with seeking a bipartisan solution to our country’s debt and deficit issue.  Before entering Congress, he practiced general corporate law in Moultrie, Georgia. Senator Chambliss earned a Bachelor of Business Administration degree from the University of Georgia and a Juris Doctor from the University of Tennessee at Knoxville.

In connection with his election, Senator Chambliss was awarded 1,394 restricted stock units (“RSUs”) of Primerica under the Second Amended and Restated Primerica, Inc. Omnibus Incentive Plan, which RSUs vest in four quarterly installments and will be delivered on each such vesting date.  Senator Chambliss also will be entitled to receive the director compensation described in Primerica’s definitive Proxy Statement dated April 5, 2017.  In addition, Primerica has entered into an indemnification agreement with Senator Chambliss pursuant to which Primerica is required to indemnify him against certain liabilities which may arise by reason of his status or service as a director and to advance to him expenses, subject to reimbursement if it is determined that he is not entitled to indemnification.  The form of such indemnification agreement has been filed as Exhibit 10.48 to Primerica’s Registration Statement on Form S-1.

A copy of a press release dated June 7, 2017 announcing Senator Chambliss’ election to the Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated June 7, 2017 – Primerica’s Board of Directors Elects Senator C. Saxby Chambliss as a Board Member

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2017	PRIMERICA, INC.

/s/ Stacey K. Geer
Stacey K. Geer
Executive Vice President, Deputy General Counsel, Chief Governance Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 7, 2017 – Primerica’s Board of Directors Elects Senator C. Saxby Chambliss as a Board Member